UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO

SECTION 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2020

Commission File Number: 000-15688

NOMAD ROYALTY COMPANY LTD.
(Translation of registrant’s name into English)

1275 Av. des Canadiens-de-Montréal, Suite 500
Montréal, Quebec H3B 0G4

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☐  Form 40-F ☒

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

EXPLANATORY NOTE

This Form 6-K is furnished by Nomad Royalty Company Ltd. (“Nomad”) to the U.S. Securities and Exchange Commission (the “SEC”) as notice that Nomad is the successor issuer to Coral Gold Resources Ltd. (“Coral”) under Rule 12g-3(a) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effective November 19, 2020, Nomad and Coral completed a court-approved statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia). Under the Arrangement each holder of common shares of Coral received 0.80 of a common share of Nomad, 0.40 of a share purchase warrant of Nomad and C$0.05 in cash for every Coral share held.

Prior to the Arrangement, the Coral common shares were registered pursuant to Section 12(g) of the Exchange Act. Upon effectiveness of the Arrangement, the common shares of Nomad were deemed registered under Section 12(g) of the Exchange Act, with Nomad deemed to be a successor issuer to Coral pursuant to Rule 12g-3(a) under the Exchange Act. All securities issued in connection with the Arrangement were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof. In accordance with Rule 12g-3(f) of the Exchange Act, this Report on Form 6-K is submitted by Nomad to the SEC using the EDGAR format type 8-K12G3 as notice that Nomad has become a successor issuer to Coral pursuant to Rule 12g-3(a) under the Exchange Act.

As a result, future filings with the SEC will be made by Nomad (and no longer by Coral).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOMAD ROYALTY COMPANY LTD.

/s/ Vincent Metcalfe
Vincent Metcalfe
Chief Executive Officer

Dated: November 19, 2020

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